Amd. #21, file stamped 10/23/07

FEDERATED FIXED INCOME SECURITIES, INC.
ARTICLES SUPPLEMENTARY

	Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940
(the "Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

	FIRST:		The Corporation
is authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000.
These Articles
Supplementary do not increase the total
authorized capital stock of
the Corporation or the
aggregate par value thereof.

	SECOND:	The Board of Directors
of the Corporation hereby reclassifies
(i) 1,000,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Strategic
Income Fund Institutional Shares.

	THIRD:	Immediately before the
reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars
($10,000,000) which were classified as follows:

Class		Number of Shares

Federated Limited Term Fund	1,000,000,000
Class A Shares

Federated Limited Term Fund	1,000,000,000
Class F Shares

Federated Strategic Income Fund	1,000,000,000
Class A Shares

Federated Strategic Income Fund	2,000,000,000
Class B Shares

Federated Strategic Income Fund	1,000,000,000
Class C Shares

Federated Strategic Income Fund	1,000,000,000
Class F Shares

Federated Municipal Ultrashort Fund	500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund	500,000,000
Class A Shares

Unclassified Shares	2,000,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

	Class	Number of Shares

Federated Limited Term Fund 	1,000,000,000
Class A Shares

Federated Limited Term Fund 	1,000,000,000
Class F Shares

Federated Strategic Income Fund 	1,000,000,000
Class A Shares

Federated Strategic Income Fund 	2,000,000,000
Class B Shares

Federated Strategic Income Fund 	1,000,000,000
Class C Shares

Federated Strategic Income Fund 	1,000,000,000
Class F Shares

Federated Strategic Income Fund	1,000,000,000
Institutional Shares

Federated Municipal Ultrashort Fund	500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund 	500,000,000
Class A Shares

Unclassified Shares	1,000,000,000

	FOURTH:	The shares of common stock
of the Corporation reclassified hereby
shall be subject to all of the provisions
of the Corporation's Charter relating to shares of
stock of the Corporation generally and
shall have the preferences, conversion and other
rights, voting powers, restrictions,
limitations as to dividends,
qualifications, and terms
and conditions of redemption set forth
in Article FOURTH, paragraph (b) of the Articles
of Incorporation of the Corporation and
shall be subject to all provisions of the charter
relating to stock of the Corporation generally.
      FIFTH:  	The stock has been
reclassified by the Board of Directors under the authority contained in the Charter of the Corporation.

SIXTH:  	These Articles Supplementary
will become effective immediately upon
filing with the State Department of
Assessments and Taxation of Maryland.

	IN WITNESS WHEREOF, the
Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on October 19,
2007.  The undersigned President and
Assistant Secretary acknowledge that these
Articles Supplementary are the act of
the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS	FEDERATED FIXED INCOME
SECURITIES, INC.
/s/ Andrew P. Cross
/s/ J. Christopher Donahue
Andrew P. Cross	J. Christopher Donahue
Assistant Secretary	President